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                                                                  Exhibit 10.11


        OPTION AGREEMENT dated as of the 26th day of August, 1996, by and between Krause's Furniture, Inc., a Delaware corporation (the "Company") and Philip M. Hawley ("Optionee") and is entered into to memorialize the options granted to Optionee by the Employment Agreement dated as of August 26, 1996.

        It is hereby agreed as follows:

        1. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to that certain employment agreement between Optionee and the Company, effective as of August 26, 1996 (the "Employment Agreement"), the Company hereby grants to Optionee options (the "Options") to purchase an aggregate of 1,234,000 shares (the "Shares") of the Company's common stock, par value $.001 per share, ("Common Stock") at an exercise price of $1.00 per share.

        2. The Options granted to Optionee will vest and become fully exercisable 25% of the total original grant on August 26, 1996, 50% of the total original grant on August 26, 1997, 75% of the total original grant on August 26, 1998 and 100% of the total original grant on August 26, 1999. Notwithstanding the foregoing vesting schedule, vesting of certain Options may be delayed until August 26, 1999 in accordance with the following terms and conditions:

                (a) For purposes hereof, the "Trust Shares" mean the 950,000 shares of Common Stock acquired on or about August 26, 1996 by five trusts established by or for the benefit of certain members of Optionee's family (the "Hawley Trusts");

                (b) If any of the Hawley Trusts sell any of the Trust Shares at any time prior to August 26, 1998, the number of shares as to which Options vest on the August 26 next following such sale shall be reduced by an amount equal to the number of Trust Shares sold; provided, however, if Optionee, or any of his siblings or lineal descendants, or any of their spouses or any trusts established by or for the benefit of any of them purchases any shares of Common Stock after August 26, 1996 and continues to hold such shares
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        on August 26, 1998, the amount of the foregoing reduction shall be decreased by the number of shares so purchased.

                (c) If the amount of reduction in vesting on August 26, 1997 is greater than the amount scheduled for vesting on such date, the balance of such reduction shall be applied to the amount scheduled for vesting on August 26, 1998.

                (d) Any Options as to which vesting is so delayed shall vest on August 26, 1999 and subject to the terms hereof.

Notwithstanding any other provision herein with respect to vesting of the Options, if Mr. Hawley's service as Chairman of the Board and Chief Executive Officer is terminated for any reason other than for Cause or due to Optionee's "Voluntary Resignation" (each as defined in the Employment Agreement), or if the Company terminates Optionee's obligation to serve as Chairman of the Board and Chief Executive Officer (but not his status as an employee of the Company) in the manner contemplated in the Employment Agreement, all unvested Options shall immediately become vested and fully exercisable.

                3. Notwithstanding any other provision herein, or the occurrence of a Change of Control (as defined in the Employment Agreement) or at such time as General Electric Capital Corporation ("GECC") owns less than 2,000,000 shares of Common Stock, all Options granted to Optionee will accelerate and will be vested and exercisable immediately prior to the consummation of such Change of Control or at the time of the transaction resulting in GECC's owning less than 2,000,000 shares. In any such event, Mr. Hawley shall, on exercise of the Options, be entitled to participate in the transactions as a shareholder of the Company pari passu with all other shareholders. If any payment, or portion thereof, or benefit received or to be received by Optionee in connection with a Change of Control, including but not limited to any benefit derived in connection with the immediate vesting of all outstanding Options, whether payable to or inuring to the benefit of the Optionee pursuant to the terms of this Agreement or otherwise (together, the "Total Payment"), would be considered an "excess



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parachute payment," within the meaning of Section 280G of the Internal Revenue
Code of 1986, as amended (the "Code"), the number of Options vesting on account of such Change of Control shall be reduced, but not below zero, until no portion of the Total Payment is considered an "excess parachute payment." For this purpose, the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

        4. The Options, to the extent they are vested, may be exercised from time to time, in whole or in part (but not as to a fractional share). The Options shall expire on August 26, 2006 (the "Expiration Date"). To the extent that the Options shall not have been exercised at or before the Expiration Date, they shall expire and become void and of no further effect.

        5. The Options and all rights hereunder shall be nonassignable and nontransferable and are intended solely for the benefit of Optionee as compensation for services rendered to the Company. Notwithstanding the foregoing, following Optionee's death or disability, the Optionee's conservator or personal representative, or the representative of his estate or his heirs, as the case may be, shall be permitted to exercise the Options, to the extent permitted by the terms hereof.

        6. The Options may be exercised from time to time by delivery to the Company of a notice of exercise of the Options duly signed by Optionee, and upon payment to the Company of the purchase price of the Shares purchased in any manner acceptable under any option plan or incentive plan providing for options that previously has been or is after the date hereof adopted by the Company. Notwithstanding the foregoing, the Options may not be exercised at any time when the Options or the exercise thereof violates any law or governmental order or regulation including, but not limited to, Section 16 of the Securities Act of 1933, as amended (the "33 Act"). Optionee shall indicate in his or her notice the number of Shares for which the Options are being exercised.

        7. Within a reasonable time after the due exercise of the Options, the


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Company shall cause to be delivered to Optionee an instrument evidencing the
Common Stock purchased pursuant to the exercise of the Options. As promptly as is practicable following the execution hereof, the Company shall cause the shares of Common Stock receivable by Optionee on exercise of the Options to be registered under the 33 Act and applicable state "blue sky" laws. However, if any shares of Common Stock acquired by Optionee upon exercise of any Options are "restricted securities" (as used in the 33 Act and rules promulgated thereunder), Optionee shall be entitled, with respect to such Common Stock, to be subject to the registration rights granted to Optionee pursuant to that certain Registration Rights Agreement, dated as of August 26, 1996, between the Company and certain stockholders (including Optionee) who are signatories thereto.

        8. The number of shares of Common Stock covered by the Options, and the number of shares of Common Stock which have been authorized for issuance under the Options, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to the Options.

        9. The Company hereby represents and covenants with Optionee that it shall, at all times up to and including the Expiration Date, authorize and keep available enough shares of Common Stock to be sufficient to satisfy the requirements of the Option. The Company further represents and warrants that the Options represented by this Agreement have been granted and approved by a committee of the Company's Board of Directors consisting entirely of directors who at the time the grant was made were not, and at no time previously had
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been, employees of the Company or of any of its subsidiaries and affiliates and who in all respect conformed to the requirements of independent directors under
Section 162(m) of the code and the regulations promulgated thereunder.

                10. All notices, requests, demands and communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when deposited with the United States Postal Service, enclosed in a certified postage paid envelope, return receipt requested, and addressed to the addresses stated below or to such other addresses as may have been fixed by notice; provided, however, that a notice of any change of address shall be effective only upon receipt:

        If to the Company:              Krause's Furniture, Inc.
                                        200 North Berry Street
                                        Brea, CA 92821-3903
                                        Attn: Judith O. Lasker
                                              General Counsel

        If to Optionee:                 Philip M. Hawley
                                        PM Hawley, Inc.
                                        400 South Hope Street, Suite 1900
                                        Los Angeles, CA 90071

                11. This Agreement shall be governed by and construed in accordance the laws of the State of California without giving effect to principles of conflict of laws.

                12. THIS AGREEMENT AND THE OPTIONS GRANTED UNDER THIS AGREEMENT ARE SUBJECT TO AND CONTINGENT UPON THE APPROVAL OF A MAJORITY OF THE HOLDERS OF THE COMPANY'S COMMON STOCK PRESENT IN PERSON OR BY PROXY AT A MEETING HELD ON OR BEFORE AUGUST 25, 1997. IF THIS APPROVAL IS NOT OBTAINED ON OR BEFORE THE REQUIRED DATE THIS AGREEMENT AND THE OPTIONS SHALL BE VOID AND OF NO FORCE AND EFFECT. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT NO OPTION MAY BE EXERCISED UNTIL SUCH APPROVAL IS OBTAINED.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        KRAUSE'S FURNITURE, INC.


                                        By: /s/ Thomas M. DeLitto
                                            ---------------------------------
                                            Name:  Thomas M. DeLitto
                                            Title: Vice Chairman of the Board

AGREED TO:


/s/ P. M. Hawley
-----------------
Philip M. Hawley




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